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                                 EXHIBIT 99.1

                          EMPLOYEE STOCK PURCHASE PLAN

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                              MEASUREX CORPORATION
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                          EMPLOYEE STOCK PURCHASE PLAN
               (AMENDED AND RESTATED EFFECTIVE DECEMBER 14, 1993)
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     I.   PURPOSE
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          The Measurex Corporation Employee Stock Purchase Plan (the "Plan") is
intended to provide eligible employees of Measurex Corporation (the "Company") and such of its wholly-owned United States and Canadian subsidiaries ("Participating Subsidiaries") as the Board of Directors of the Company shall from time to time designate, with an opportunity to acquire a proprietary interest in the Company through their participation in a plan which will allow them to purchase common stock of the Company at a discount through regular payroll deductions.

     II.  ADMINISTRATION
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          The Plan shall be administered by the Company's Board of Directors
(the "Board") or by a committee (the "Committee") comprised of at least three Board members appointed from time to time by, and serving at the pleasure of, the Board. If the Committee is appointed, no member of the Committee while serving as such shall be, or during the one-year period prior to such service shall have been, eligible to participate in the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Company or its affiliates (including Participating Subsidiaries), except to the extent such member may become entitled to one or more periodic option grants pursuant to the automatic grant provisions of the Company's 1993 Stock Option Plan (or the predecessor 1981 Stock Option Plan).

          The Plan Administrator (whether the Board or the Committee) shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

     III. PURCHASE PERIODS
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          The Plan shall be implemented in a series of Purchase Periods over the term of the Plan. Each Purchase Period shall have a commencement date determined by the Plan Administrator and shall be of a duration of three months. The commencement date of the first Purchase Period shall be June 1, 1980, provided (i) the Plan shall have been
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approved prior to such date by the Company's shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Company's common stock is listed and all other applicable requirements established by law or regulation. No two Purchase Periods shall run concurrently, and no Purchase Period shall have a commencement date later than the first day of the second fiscal quarter of fiscal year 2000.

     IV.  ELIGIBILITY AND PARTICIPATION
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          (a) Every employee of the Company or a Participating Subsidiary is eligible to participate in the Plan during a Purchase Period if on the commencement date of such Purchase Period the employee:

            (i) has completed at least six months of service with the Company or a Participating Subsidiary;

           (ii) is not employed on a basis which customarily requires less than 20 hours of service per week or less than five months of service per calendar year; and

          (iii) is on the payroll of either the Company or any Participating Subsidiary.

          (b) In order to participate in the Plan for a particular Purchase Period, an eligible employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase right agreement and a payroll deduction authorization) and file such forms, no later than 15 days prior to the commencement date of the Purchase Period, with the Plan Administrator or its designate.

          (c) The payroll deduction authorized by a participating employee may be at any rate from 2% through 10% (in a multiple of 1%) of the salary or wages (including bonuses, commissions, overtime pay and any salary deferral contributions made to the qualified Code Section 401(k) program in effect under the Company's Savings and Deferred Profit-Sharing Plan) paid to such employee during the relevant Purchase Period. The deduction rate so authorized shall continue in effect for the entire Purchase Period and each subsequent Purchase Period, unless the employee shall, not less than 15 days prior to the commencement of a Purchase Period, elect a different rate by filing the appropriate form with the Plan Administrator or its designate. The new rate shall become effective as of the Purchase Period commencing immediately after the filing of such form. Payroll deductions, however, will automatically cease if the employee's right to purchase is terminated in accordance with Section VI(d) or (e).

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     V.  STOCK SUBJECT TO PLAN
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          (a) The stock which is purchasable by employees under the Plan shall be the Company's authorized but unissued shares of common stock, $0.01 par value ("Stock"), or shares of such Stock reacquired by the Company and held as Treasury shares, including shares purchased on the open market. The total number of shares which may be sold to employees under the Plan shall not exceed 1,225,000/*/ shares (subject to adjustment under subparagraph (b) below).

          (b) In the event any change is made to the Stock purchasable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration), then unless such change is the result of a transaction described in Section VI(j), appropriate adjustments shall be made by the Plan Administrator to (I) the class and maximum number of shares purchasable under the Plan and (II) the class and number of shares and price per share of Stock subject to outstanding purchase rights held by employees under the Plan.

     VI.  PURCHASE RIGHTS
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          An eligible employee who participates in the Plan for a particular
Purchase Period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute an agreement embodying such terms and conditions and such other provisions, not inconsistent with the Plan, as the Plan Administrator may deem advisable.

          (a) Purchase Price.  The Purchase Price per share for each purchase
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period commencing on or after April 25, 1990 shall be the lesser of (i) 85% of
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the fair market value per share of Stock on the date on which the purchase right is granted or (ii) 85% of the fair market value per share of Stock on the date on which the right is exercised. For purposes of the preceding sentence, the fair market value per share of Stock on any relevant date shall be the mean of the highest and lowest selling prices per share, as officially quoted on the New York Stock Exchange--Composite Tape, on such date, or, if there are no selling

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/*/   The number of shares has been adjusted to reflect (i) the two-for-one stock split effected on January 3, 1984, (ii) the two-for-one stock split effected on February 20, 1987 and (iii) the 225,000-share increase authorized by the Board on December 14, 1993, subject to shareholder approval at the 1994 Annual Meeting. From and after December 31, 1993, the maximum number of shares which may be issued under the Plan shall not exceed 322,797 shares, subject to adjustment in the event of certain changes in corporate structure.

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prices quoted for such date, then on the immediately preceding date for which such quotations exist.

          (b) Number of Shares.  The number of shares purchasable by a
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participant for any particular Purchase Period shall be the number of whole shares obtained by dividing the balance credited to the participant's individual account under the Plan as of the last day of the Purchase Period by the Purchase Price in effect for such Purchase Period.

          (c) Payment.  Payment for Stock under the Plan shall be effected by
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means of the participant's authorized payroll deductions, which shall begin with the first pay period which ends coincident with or immediately following the commencement date of the relevant Purchase Period and shall terminate with the pay period ending with or immediately prior to the last day of the Purchase Period. The amounts so deducted shall be credited to the Plan account maintained on the participant's behalf on the Company's books, and to the extent it is practicable to deposit the deducted amounts in an interest-bearing account maintained for Plan participants with a responsible bank or other financial institution, the amounts credited to participant's account shall accrue interest at the same rate as the interest-bearing account. Should it not be practicable to establish or maintain such an interest-bearing account, then the deducted amounts may be commingled with the general assets of the Company and used for its general corporate purposes without the payment of interest.

          (d) Termination of Purchase Right.  A participant may, at any time
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prior to the last 15 days of the Purchase Period, terminate his/her purchase right by filing the prescribed notification form with the Plan Administrator or its designate. Any amounts deducted from the participant's pay or otherwise collected from him/her by reason of his/her participation in the Plan for such Purchase Period shall be refunded, and no further amounts will be collected from the participant (by payroll deduction or otherwise) during the remainder of the Purchase Period. The termination of such right shall be irrevocable with respect to the Purchase Period to which it pertains and shall require the participant to re-enroll in the Plan (by making a timely filing of a new purchase right agreement and payroll deduction authorization) if he/she wishes to resume participation in a subsequent Purchase Period.

          (e) Termination of Employment.  If a participant ceases to be an
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Employee for any reason (including death or retirement) during a Purchase
Period, his/her purchase right shall immediately terminate and all payroll deductions previously collected from the participant for that Purchase Period shall be refunded to the participant or the personal representative of his/her estate. For all purposes under the Plan, an individual shall be deemed to be an Employee for so long as such individual remains in the employ of the Company or any Participating Subsidiary.

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          (f) Exercise.  Each purchase right other than a right which has been
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previously terminated in accordance with Section VI(d) or (e) shall be exercised automatically on the last business day of the Purchase Period. The exercise of the purchase right shall be effected by applying the amount credited to each participant's account on the exercise date to the purchase of whole shares of Stock at the Purchase Price. Any amount remaining in the participant's account after such application shall be held for the purchase of Stock in the next Purchase Period.

          (g) Proration of Purchase Rights.  If the total number of shares of
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Stock for which purchase rights are to be exercised on any particular date exceeds the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and non-discriminatory basis, and any payroll deductions not applied to the purchase of Stock shall be refunded to the participants.

          (h) Rights as Shareholder.  A participant shall have no rights as a
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shareholder with respect to shares covered by any purchase right granted him/her under the Plan until such right is exercised. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of exercise.

          As soon as practicable after the date of exercise, the participant shall be issued a stock certificate for the number of shares for which his/her purchase right has been exercised. Such certificate may, upon the participant's request, be issued in the names of the participant and his/her spouse as community property or as joint tenants with right of survivorship.

          (i) Assignability.  No purchase right granted under the Plan shall be
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assignable or transferable by a participant, and the purchase right shall be exercisable only by the participant.

          (j) Merger or Liquidation of Company.  In the event the Company or its
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shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation or in the event the Company is liquidated, then the Plan Administrator may, in connection with the consummation of such sale, merger, reorganization or liquidation, cancel each outstanding purchase right and refund all sums previously collected from participants during the Purchase Period or, in its discretion, provide each participant with an election to exercise one of the two alternatives below:

              A. receive a cash refund of all sums previously collected from the participant during the Purchase Period; or

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              B. have his/her outstanding purchase right exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation and thereby have the balance of his/her account applied to the purchase of whole shares of Stock at the Purchase Price. The balance of the account not so applied shall be promptly refunded.

          (k) Interest.  Interest shall be paid on any sums refunded to a
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participant by reason of the termination of his/her purchase right prior to exercise, provided and only if:  (i) the refunded sums were held in an interest-
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bearing account maintained for Plan participants or (ii) the Plan Administrator determines that payment of interest on the refunded sums is necessary to satisfy applicable requirements of Federal or state law or regulation.

     VII.  AMENDMENT
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          The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect rights
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and obligations with respect to purchase rights at the time outstanding under the Plan; and provided, further, that no such action of the Board may, without
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the approval of shareholders of the Company, increase the number of shares of
Stock issuable under the Plan (unless necessary to effect the adjustment required by Section V(b)), extend the term of the Plan, alter the purchase price formula so as to reduce the purchase price specified in the Plan, otherwise materially increase the benefits accruing to participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

     IX.  GENERAL PROVISIONS
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          (a) The Plan became effective on June 1, 1980.  On February 2, 1989, the Board amended the Plan to authorize the issuance of Treasury shares under the Plan, including shares purchased on the open market. The Board further amended the Plan effective April 10, 1989 to except automatic option grants under the Company's Stock Option Plan (1981) from the requirement that members of the Committee administering the Plan be ineligible to participate in the Plan or any other stock option, stock bonus or stock plan of the Company. On April 25, 1990, the Company's shareholders approved an amendment and restatement of the Plan which extended the term of the Plan to the last day of the second fiscal quarter in fiscal year 2000 and reduced the Purchase Price for shares offered under the Plan to the lesser of (i) 85% of the fair market value per
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share on the date on which the Purchase Period begins or (ii) 85% of the fair market value per share on the date on which the Purchase Period ends.

          (b) This December 14, 1993 restatement incorporates the amendment to the Plan authorized by the Board on December 14, 1993 which (i) provides explicit authority

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for eligible employees of the participating Canadian subsidiaries to participate in the Plan and (ii) increases the number of shares available for issuance under the Plan from 1,000,000 shares to 1,225,000 shares of Stock. The 225,000-share increase, however, is subject to shareholder approval at the 1994 Annual
Meeting, and none of the shares subject to such increase shall be issued under the Plan until such approval is obtained. Should shareholder approval of the 225,000-share increase not be obtained at the 1994 Annual Meeting, then that increase shall not be implemented, and the number of shares authorized for issuance over the term of the Plan shall be limited to 1,000,000 shares of Stock, as adjusted from time to time pursuant to Section V(b) above.

          (c) The Plan shall terminate upon the earlier of (i) the last day of
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the second fiscal quarter in fiscal year 2000 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

          (d) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

          (e) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its subsidiaries for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

          (f) The provisions of the Plan shall be governed by the laws of the State of Delaware.

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